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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 19, 1996


                           MIDCOM Communications Inc.
             (Exact name of registrant as specified in its charter)


                                   Washington
         (State or other jurisdiction of incorporation or organization)


          000-26118                                  91-1438806
  (Commission File Number)                (I.R.S Employer Identification No.)


                   1111 Third Avenue Seattle, Washington 98101
                    (Address of principal executive offices)


                                 (206) 628-8000
              (Registrant's telephone number, including area code)


                               Page 1 of 5 pages.
                            Exhibit Index at page 4.
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Item 5.  Other Events

NOTICE OF UNREGISTERED OFFERING

         On August 26, 1996 MIDCOM Communications Inc. (the "Company") issued a press release under Securities and Exchange Commission Rule 135c giving notice of the closing of an unregistered private offering of $85,000,000 principal amount of convertible subordinated notes due in 2003. The text of that press release is included with this report as Exhibit 99.1.


DISPUTES AND LITIGATION

         On August 19, 1996 the Company was served with a complaint filed in the U.S. District Court for the Eastern District of Michigan by Frontier Corporation ("Frontier"). This complaint names as defendants the Company and thirteen individuals, all of whom are former employees of Frontier who resigned their positions with Frontier at various times in the last year. These individuals include William H. Oberlin, the President and Chief Executive Officer and a director of the Company, Charles I. Gragg III, the Vice President-Marketing of the Company, and nine other employees of the Company. The complaint alleges, among other things, that: (i) certain of the individual defendants, with the acquiescence and active assistance of the Company, have engaged in a systematic strategy to hire key employees and independent contractors of Frontier in violation of various written agreements; (ii) the individual defendants have used confidential information belonging to Frontier in their new employment with Midcom in violation of written agreements and fiduciary duties and (iii) Mr. Oberlin has breached fiduciary duties as a former employee and officer of Frontier and breached obligations under an employment agreement with Frontier. The complaint further alleges that: (i) Midcom is in violation of a non-disclosure agreement between Frontier and Midcom by virtue of its alleged use of confidential information of Frontier obtained through employees hired from Frontier and otherwise; (ii) Midcom has aided and abetted Mr. Oberlin's alleged breaches of fiduciary duties and (iii) Midcom and the other defendants have tortiously interfered in Frontier's contractual relationships with various Frontier employees and contractors. The complaint seeks: (i) that the defendants be preliminary and permanently enjoined from breaching their respective agreements with Frontier; (ii) that Midcom be enjoined from aiding and abetting certain alleged breaches of fiduciary duties; (iii) an order that the defendants hold all profits which Midcom earns as a result of its hiring of the individual defendants and other Frontier employees as constructive trustees for the benefit of Frontier; (iv) an accounting of all profits realized by Midcom as a result of its hiring of the defendants and other Frontier employees; (v) a declaratory judgment on its various claims; (v) damages in an unspecified amount; (vi) Frontier's costs, including reasonable attorney's fees, incurred in bringing the action; and (vii) other appropriate relief. The Company is in the early stages of reviewing Frontier's complaint and intends to vigorously defend this action. Based on the Company's preliminary review of the allegations in the complaint and the underlying facts, the Company believes that the ultimate outcome of this matter will not have a material adverse effect on the Company's business, financial condition, results of operations or liquidity. However, the outcome of any litigation is uncertain and could result in substantial legal and other costs and diversion of management efforts.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

         99.1 Press release dated August 26, 1996 issued under Securities and Exchange Commission Rule 135c giving notice of the closing of an unregistered offering of convertible subordinated notes.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MIDCOM COMMUNICATIONS INC.


       Dated: August 26, 1996            By:/s/ Paul P. Senio
                                            -----------------
                                            Paul P. Senio
                                            Vice President and General Counsel


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                           MIDCOM COMMUNICATIONS INC.

                                  EXHIBIT INDEX
                          to Interim Report on Form 8-K

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
99.1     Press release dated August 26, 1996 issued under Securities and
         Exchange Commission Rule 135c giving notice of the closing of an
         unregistered offering of convertible subordinated notes.                5
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